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                                                                    Exhibit 23.1


                  CONSENT OF CLEARY, GOTTLIEB, STEEN & HAMILTON

                  We hereby consent to the use of our name under the caption "United States Federal Income Tax Considerations" in the Prospectus Supplement of Nortel Networks Limited dated February 1, 2001. The Prospectus Supplement relates to the registrant's shelf registration statement on Form S-3 (No. 333-5188).

                  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.


                                       CLEARY, GOTTLIEB, STEEN & HAMILTON


                                       By: /s/ Craig B. Brod
                                          ----------------------------------
                                                Craig B. Brod, a Partner


New York, New York
February 1, 2001